UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2020

SUNESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SNSS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement and Transaction

On November 29, 2020, Sunesis Pharmaeceuticals, Inc., a Delaware corporation, or Sunesis, entered into an Agreement and Plan of Merger and Reorganization, or the Merger Agreement, with Viracta Therapeutics, Inc., a Delaware corporation, or Viracta, and Sol Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Sunesis, or Merger Sub. Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, including approval of the transaction by Sunesis’ stockholders and Viracta’s stockholders, Merger Sub will be merged with and into Viracta, with Viracta surviving the Merger as a wholly owned subsidiary of Sunesis, or the Merger. The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

At the effective time of the Merger, or the Effective Time: (a) each share of Viracta capital stock outstanding immediately prior to the Effective Time, excluding any dissenting shares but including any shares of Viracta capital stock issued pursuant to the Viracta Financing discussed below, will be automatically converted solely into the right to receive a number of shares of Sunesis common stock equal to the exchange ratio described below; and (b) each option or other right to purchase shares of Viracta capital stock, each a Viracta Option, that is outstanding and unexercised immediately prior to the Effective Time under Viracta’s 2016 Equity Incentive Plan, or the Viracta Plan, whether or not vested, will be converted into and become an option to purchase Sunesis common stock, and we will assume the Viracta Plan and each such Viracta Option in accordance with the terms of the Viracta Plan and the terms of the stock option agreement by which such Viracta Option is evidenced (but with changes to such documents as we and Viracta mutually agree are appropriate to reflect the assumption of the Viracta Options by us). The number of shares of our common stock subject to each Viracta Option we assume will be determined by multiplying (A) the number of shares of Viracta common stock that were subject to such Viracta Option, as in effect immediately prior to the Effective Time, by (B) the exchange ratio, and rounding the resulting number down to the nearest whole number of shares of Sunesis common stock, and the per share exercise price for our common stock issuable upon exercise of each Viracta Option we assume will be determined by dividing (A) the per share exercise price of Viracta common stock subject to such Viracta Option, as in effect immediately prior to the Effective Time, by (B) the exchange ratio and rounding the resulting exercise price up to the nearest whole cent. Any restriction on the exercise of any Viracta Option we assume will continue in full force and effect and the term, exercisability, vesting schedule, accelerated vesting provisions, and any other provisions of such Viracta Option will otherwise remain unchanged. Each warrant to purchase shares of Viracta Capital Stock that is outstanding and unexercised immediately prior to the Effective Time will be treated in accordance with its terms.

The security holders of Viracta immediately before the Merger (inclusive of investors in the Viracta Financing) are expected to own approximately 86% of the aggregate number of outstanding shares of common stock of the combined company immediately after the consummation of the Merger, or the Closing, and the security holders of Sunesis immediately before the Merger are expected to own approximately 14% of the aggregate number of outstanding shares of common stock of the combined company immediately after the Closing on a fully-diluted basis using the treasury stock method, subject to certain assumptions, including: (i) that our net cash as of Closing is $14.0 million and (ii) the valuation of Viracta following the Viracta Financing.

Following the Closing, Ivor Royston, M.D. will serve as the President and Chief Executive Officer of the combined company. Additionally, following the Closing, the board of directors of the combined company will consist of seven directors and will be comprised of six members designated by Viracta and one member designated by Sunesis.

The Merger Agreement contains customary representations, warranties and covenants made by Viracta and Sunesis, including covenants relating to obtaining the requisite approvals of the stockholders of Viracta and Sunesis, indemnification of directors and officers, and Viracta’s and our conduct of our respective businesses between the date of signing the Merger Agreement and the Closing.

In connection with the Merger, we will prepare and file a registration statement on Form S-4, or the Registration Statement, which will include a proxy statement and a prospectus, and we will seek the approval of our stockholders at a special meeting expected to be held in the first quarter of 2021 with respect to certain actions, including:

•

the amendment of our certificate of incorporation to effect a reverse stock split of all outstanding shares of our common stock at a reverse stock split ratio in a range to be mutually agreed upon by Sunesis and Viracta for the purpose of maintaining compliance with Nasdaq listing standards;

•

the issuance of shares of our common stock that represent (or are convertible into) more than 20% of the shares of our common stock outstanding immediately prior to the Closing to the Viracta stockholders in connection with the Merger and related transactions, and the change of control of Sunesis resulting therefrom, in each case pursuant to the Nasdaq rules; and

•	a new equity incentive plan for the combined company post-Merger.

We refer to these matters to be voted upon at the special meeting as the Sunesis Stockholder Matters.

The Closing is subject to satisfaction or waiver of certain conditions including, among other things:

•	the required approvals by the parties’ stockholders;

•	the accuracy of the representations and warranties, subject to certain materiality qualifications;

•	compliance by the parties with their respective covenants;

•	no law or order preventing the Merger and related transactions;

•	the continuous listing of our shares of common stock on the Nasdaq Stock Market from the date of the Merger Agreement through the Closing;

•	the shares of our common stock to be issued in the Merger being approved for listing (subject to official notice of issuance) on the Nasdaq Stock Market as of the Closing;

•

the Registration Statement having become effective in accordance with the provisions of the Securities Act of 1933, as amended, and not being subject to any stop order or proceeding (or threatened proceeding by the Securities and Exchange Commission seeking a stop order with respect to the Registration Statement that has not been withdrawn); and

•	our net cash as of Closing being equal to or greater than $7.5 million.

The Merger Agreement contains certain customary termination rights, including, among others:

•	the right of either Sunesis or Viracta to terminate the Merger Agreement if Sunesis’ stockholders fail to adopt and approve the Merger Agreement;

•	the right of either party to terminate the Merger Agreement if the other party’s board of directors changes or withdraws its recommendation in favor of the transactions;

•

the right of either party to terminate the Merger Agreement if the Merger has not occurred by May 29, 2021, subject to certain conditions, provided that such date may be extended, in certain circumstances;

•

the right of either party to terminate the Merger Agreement due to a material breach by the other party of any of its representations, warranties or covenants, which breach would result in the closing conditions not being satisfied, subject to certain conditions; and

•

the right of either party to terminate the Merger Agreement if a court of competent jurisdiction or other governmental body issues a final and non-appealable order, decree or ruling, or has taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger and related transactions.

If the Merger Agreement is terminated by Viracta in certain circumstances, a termination fee of $1.5 million will be payable by Viracta to Sunesis. Additionally, (1) in the event of a termination in connection with a change in recommendation by Viracta’s board of directors, then a termination fee of $3.0 million will be payable by Viracta to Sunesis, (2) in the event of a termination by Sunesis in connection with entering into a definitive agreement in connection with a superior offer, a termination fee of $1.5 million will be payable by Sunesis to Viracta, and (3) in certain circumstances the parties have agreed to expense reimbursement of up to $250,000.

Viracta Financing

On November 29, 2020, Viracta and certain investors entered into a securities purchase agreement pursuant to which such investors have agreed to purchase an aggregate of approximately $65 million of shares of Viracta common stock immediately prior to the Closing, subject to customary conditions. After the closing of this financing and the Merger, such investors are expected to own approximately 32% of the outstanding shares of the common stock of the combined company, on a fully diluted basis using the treasury stock method and subject to certain assumptions.

Support Agreements

Concurrently with the execution of the Merger Agreement, our executive officers and directors entered into support agreements in favor of Viracta relating to the Merger representing approximately 0.9% of our outstanding shares of common stock as of immediately prior to the date of the Merger Agreement. These support agreements provide, among other things, that our officers and directors will vote all of their shares of common stock: (1) in favor of adopting the Merger Agreement and approving the Merger, the Sunesis Stockholder Matters, and the other transactions and actions contemplated by the Merger Agreement, and (2) against any acquisition proposal involving a third party.

Concurrently with the execution of the Merger Agreement, the executive officers, directors and certain stockholders of Viracta entered into support agreements in favor of Sunesis representing approximately 87% of the outstanding shares of Viracta capital stock immediately prior to the date of the Merger Agreement. These support agreements provide, among other things, that these executive officers, directors and stockholders vote all of their shares of Viracta capital stock: (1) in favor of adopting the Merger Agreement, and approving the Merger and the other actions and transactions contemplated by the Merger Agreement, and (2) against any acquisition proposal involving a third party.

Lock-Up Agreements

Concurrent with the execution of the Merger Agreement, the executive officers, directors and certain stockholders of Viracta entered into lock-up agreements, pursuant to which such executive officers, directors and stockholders accepted certain restrictions on transfers of the shares of Sunesis common stock held by such executive officer, director or stockholder during the period commencing upon the date of the Merger Agreement and ending on the date that is 180 days after the Effective Time. The Sunesis designee to the board of directors of the combined company will also enter a similar lock-up agreement prior to the Closing.

The foregoing descriptions of the Merger Agreement, the support agreements, and the lock-up agreements, are not complete and are qualified in their entirety by reference to those agreements, which are attached hereto as Exhibits 2.1, 10.1, 10.2, 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On November 29, 2020, due to the entry into the Merger Agreement with Viracta, we committed to reducing our workforce by approximately 40% to preserve cash resources while completing the proposed Merger. All employees affected by the workforce reduction will be eligible to receive, among other things, severance payments based on the applicable employee’s level and years of service with Sunesis and the continuation of group health insurance coverage for a specified time period post-termination. Each affected employee’s eligibility for the severance benefits is contingent upon such employee’s execution of a separation agreement, which includes a general release of claims against Sunesis.

As a result of the workforce reduction, we estimate that we will incur cumulative severance-related charges of approximately $0.6 million in the fourth quarter of 2020 and first quarter of 2021. The severance-related charges, which are expected to represent cash expenditures that we expect to incur in connection with the workforce reduction, are subject to a number of assumptions, and actual results may differ materially. We may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the workforce reduction. If we subsequently determine that we will incur additional significant costs and realignment charges, we will amend this Current Report on Form 8-K to disclose such information.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2020, in connection with the Merger Agreement, our board of directors upon recommendation of the compensation committee adopted a retention program for certain of our executive officers and key employees, pursuant to which we will provide cash, extension of the post-termination exercise period of certain options and severance benefits designed to retain such employees, or the Retention Program.

Under the Retention Program (i) Dr. Judy Fox, our Chief Scientific Officer and Executive Vice President of Research and Development, and Ms. Tina Gullotta, our Vice President of Finance and principal accounting officer, will be eligible to receive a guaranteed cash bonus equal to their current target annual bonus for 2020 (regardless of actual performance), which amounts to $159,120 for Dr. Fox and $70,548 for Ms. Gullotta, subject to their continued employment through the closing of the Merger or involuntary termination (other than for cause as defined in our equity incentive plan) on or before the Closing of the Merger; and (ii) Dr. Fox and Ms. Gullotta will be eligible to receive extension of the post-termination exercise period for all options held by them with exercise price below $10.00 per share until the earlier of the original expiration date of such option or twelve months following the date on which their employment with Sunesis terminates. Such retention benefits are in addition to the severance benefits available to each of Dr. Fox and Ms. Gullotta under the severance agreements that they have with Sunesis, which provide that each will be eligible to receive severance benefits in the event of their involuntary termination by Sunesis (other than for cause), including (A) cash severance equal to a certain number of months of base compensation (nine months for Dr. Fox and six months for Ms. Gullotta), (B) a certain number of months of payment or reimbursement of COBRA premiums (up to nine months for Dr. Fox and up to six months for Ms. Gullotta). The Retention Program also provides each of Dr. Fox and Ms. Gullotta outplacement services for six months.

Under the Retention Program, subject to his continued employment through the Closing of the Merger, Mr. Dayton Misfeldt, our interim Chief Executive Officer, will be eligible for an extension of the post-termination exercise period for all options held by him with an exercise price below $10.00 per share until the earlier of the original expiration date of such option or 24 months following the Closing of the Merger.

The foregoing summary of the material terms of the Retention Program benefits payable to our executive officers does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the form of the retention letter agreement filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

On November 29, 2020, our board of directors amended our amended and restated bylaws to provide that the Court of Chancery of the State of Delaware will be the exclusive forum for actions or proceedings brought under Delaware statutory or common law for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a breach of fiduciary duty; (3) any action asserting a claim against us arising under the Delaware General Corporation Law; (4) any action regarding our amended and restated bylaws; (5) any action as to which the Delaware General Corporate Law confers jurisdiction to the Court of Chancery of the State of Delaware; or (6) any action asserting a claim against us that is governed by the internal affairs doctrine. The provisions do not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended. Our amended and restated bylaws, as amended, further provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

The foregoing description of the amendment to our amended and restated bylaws does not purport to be complete and is qualified in its entirety by reference to the text of the amendment of the amended and restated bylaws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 30, 2020, we and Viracta issued a joint press release announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1.

On November 30, 2020, we and representatives of Viracta will hold a conference call to the investors, which investor presentation and conference call script are attached hereto as Exhibit 99.2 and Exhibit 99.3.

The press release, investor presentation and conference call script contain statements intended as “forward-looking statements,” which are subject to the cautionary statements about forward-looking statements set forth therein.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, 99.2 and 99.3, is being furnished pursuant to Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this item of this Current Report.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding: expected timing, completion and effects of the proposed Merger, including listing on Nasdaq Global Market and estimated ownership percentages of the stockholders of each company; closing of Viracta’s financing; Viracta’s clinical development pipeline, including expected timing of the registration trial for EBV-associated lymphomas and the Phase 1b/2 trial in EBV-associated solid tumors; the combined company’s expected cash forecast and runway into 2024; Viracta’s ability to leverage its platform and pipeline to treat a range of cancers and diseases; and other statements that are not historical facts. Sunesis’ expectations and beliefs regarding these matters may not materialize. Sunesis’ actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks relating to the ability of the parties to consummate the proposed Merger, satisfaction of closing conditions precedent to the consummation of the proposed Merger, potential delays in consummating the Merger, and the ability of Sunesis to timely and successfully achieve the anticipated benefits of the Merger. Risks and uncertainties related to Viracta that may cause actual results to differ materially from those expressed or implied in any forward-looking statement include, but are not limited to: risks relating to the ability of the parties to consummate the proposed Merger and the concurrent financing, satisfaction of closing conditions precedent to the consummation of the proposed Merger and the concurrent financing, potential delays in consummating the Merger and the concurrent financing, and the ability of Viracta to timely and successfully achieve the anticipated benefits of the Merger and the concurrent financing; Viracta’s ability to successfully enroll patients in and complete its ongoing and planned clinical trials; Viracta’s plans to develop and commercialize its product candidates, including all oral combinations of nanatinostat and valganciclovir; the timing of initiation of Viracta’s planned clinical trials; the timing of the availability of data from Viracta’s clinical trials; previous preclinical and clinical results may not be predictive of future clinical results; the timing of any planned investigational new drug application or new drug application; Viracta’s plans to research, develop and commercialize its current and future product candidates; the clinical utility, potential benefits and market acceptance of Viracta’s product candidates; Viracta’s ability to identify additional products or product candidates with significant commercial potential; developments and projections relating to Viracta’s competitors and its industry; the impact of government laws and regulations; Viracta’s ability to protect its intellectual property position; and Viracta’s estimates regarding future expenses, capital requirements and need for additional financing following the proposed transaction.

These risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. If any of these risks materialize or underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in Sunesis’ most recent filings with the SEC, including Sunesis’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and other documents Sunesis has filed, or will file, with the SEC, including a registration statement on Form S-4 that will include a proxy statement/prospectus, and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. These documents can be accessed on Sunesis’ Investor Relations page at https://ir.sunesis.com/shareholder-services/contact-ir by clicking on the link titled “SEC Filings.”

The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof. We assume no obligation and do not intend to update these forward-looking statements, except as required by law or applicable regulation.

Additional Information and Where to Find It

Sunesis plans to file with the SEC, and the parties plan to furnish to the security holders of Sunesis and Viracta, a Registration Statement on Form S-4, which will constitute a proxy statement/prospectus of Sunesis and will include an information statement of Viracta, in connection with the proposed Merger, pursuant to which Viracta will merge with, and continue as the surviving corporation of the Merger to become, a wholly owned subsidiary of Sunesis. The prospectus/information statement described above will contain important information about Sunesis, Viracta, the proposed Merger and related matters. Investors and security holders are urged to read the prospectus/information statement carefully when it becomes available. Investors and security holders will be able to obtain free copies of these documents, and other documents filed with the SEC, by Sunesis through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of these documents from Sunesis by contacting the Sunesis’ Investor Relations by telephone at 650-266-3784 or by going to Sunesis’ Investor Relations web page at https://ir.sunesis.com/shareholder-services/contact-ir and clicking on the link titled “SEC Filings.”

Participants in the Solicitation

The respective directors and executive officers of Sunesis and Viracta may be deemed to be participants in the solicitation of proxies and written consents from the security holders of Sunesis and Viracta, respectively, in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement/prospectus described above. Additional information regarding Sunesis’ directors and executive officers is included in Sunesis’ proxy statement for our Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2020. This document is available from Sunesis free of charge as described in the preceding paragraph.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger and Reorganization, dated November 29, 2020, by and among Sunesis Pharmaceuticals, Inc., Sol Merger Sub, Inc. and Viracta Therapeutics, Inc.*

3.1	Amendment to Amended and Restated Bylaws of Sunesis Pharmaceuticals, Inc.

10.1	Form of Sunesis Pharmaceuticals, Inc. Support Agreement, dated November 29, 2020.

10.2	Form of Viracta Therapeutics, Inc. Support Agreement, dated November 29, 2020.

10.3	Form of Lock-Up Agreement, dated November 29, 2020.

10.4	Form of Retention Benefits Letter between Sunesis Pharmaceuticals, Inc. and certain officers.

99.1	Joint Press Release of Sunesis Pharmaceuticals, Inc. and Viracta Therapeutics, Inc., dated November 30, 2020.

99.2	Investor Presentation, dated November 30, 2020.

99.3	Conference Call Script, dated November 30, 2020.

*

Schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.

Date: November 30, 2020	By:	/s/ Dayton Misfeldt
Dayton Misfeldt Interim Chief Executive Officer